UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICA’S SUPPLIERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-1445090
(State of incorporation or organization)	(I.R.S. employer
identification no.)

7575 E. Redfield Road, Suite 201
Scottsdale, Arizona	85260
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

Item 1.                                Description of Registrant's Securities to be Registered.

A description of securities registered hereby is set forth in the definitive proxy statement on Schedule 14A (the “Proxy Statement”), filed with the Securities and Exchange Commission on December 10, 2009 and is incorporated by reference herein.

Item 2.                                Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of America’s Suppliers, Inc.*
3.2	By-Laws of America’s Suppliers, Inc.*
* Incorporated by reference to the corresponding exhibit of the same number filed with the Proxy Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICA’S SUPPLIERS, INC.

Dated: December 15, 2009	By:	/s/ Peter Engel
Name: Peter Engel Title: Chief Executive Officer, President & Chairman